Exhibit 99.1

SITO Mobile Takes Next Step In IP Monetization

Peter Holden Exits Board Seat to Concentrate on Monetization of SITO’s Patent Portfolio

JERSEY CITY, N.J., December 8, 2016 (GLOBE NEWSWIRE) – Today, SITO Mobile Ltd. (NASDAQ: SITO), a leading mobile engagement platform, announced the departure of board member Peter Holden, who is stepping down to now focus on the next stage of monetizing the company’s patent portfolio.

SITO Mobile currently has 29 patents issued from May 2006 to present and 14 patents pending.  This intellectual property portfolio covers subject matter related to accessing information on mobile devices, sending and receiving information to and from mobile devices and digital advertising and media streaming.

Peter Holden joined the board in March of 2013, and has a deep background in intellectual property investment and monetization. During his tenure at SITO Mobile, Peter was instrumental in helping the company access capital by leveraging its patent portfolio and creating an IP royalty revenue stream and, most recently, he developed SITO Mobile’s strategy for monetizing its intellectual property assets.  Mr. Holden resigned from his SITO Mobile board seat, effective December 5, 2016, to focus on the execution of this IP monetization strategy.

Mr. Holden is currently President of ipCreate, Inc. and previously was Senior Vice President, Corporate Development and Investments at IPVALUE where he was responsible for IP investments and acquisitions. Prior to joining IPVALUE, Mr. Holden founded the IP Investment Group at Coller Capital, a global Private Equity firm with over $20 billion under management. He has since overseen the investment in, and subsequent monetization of, many IP vehicles involving thousands of patents from leading corporations and research centers worldwide.

“We’re very grateful to Peter Holden for his significant contributions to the success of SITO Mobile,” said Betsy Bernard, SITO Mobile’s Lead Director, “Peter’s expertise in the intellectual property arena was invaluable in helping SITO access capital, generate royalty revenue and, recently, develop our overall IP monetization strategy. No one is better equipped than Peter to move forward with the execution phase of this strategy and we look forward to his continued support as we monetize SITO Mobile’s IP portfolio.”

“Working with this board and executive management team during a time of such tremendous progress and growth has been a privilege and a pleasure,” said, Peter Holden, SITO Mobile’s departing Board Member. “I’m looking forward to further contributions, as I continue my relationship with SITO Mobile, actively working towards the next phase of patent monetization with the company.”

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information, visit www.sitomobile.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, sales growth, our reliance on brand owners and wireless carriers, the possible need for additional capital as well as other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Investor Relations:

Joseph Wilkinson

SVP Investor Relations

Joseph.Wilkinson@sitomobile.com

Media Relations:

Alexandra Levy
Silicon Alley Media
alex@siliconalley-media.com

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